Exhibit 2.1

EXECUTION VERSION

AMENDMENT NO. 2 TO BUSINESS COMBINATION AGREEMENT

This AMENDMENT NO. 2 (this “Amendment”), dated October 20, 2022, to the Business Combination Agreement (as defined below), is made by and among:

(1)	Primavera Capital Acquisition Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“SPAC”);

(2)	Fosun Fashion Group (Cayman) Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”);

(3)	Lanvin Group Holdings Limited 复朗集团, a Cayman Islands exempted company limited by shares (“PubCo”);

(4)	Lanvin Group Heritage I Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a direct wholly-owned subsidiary of PubCo (“Merger Sub 1”); and

(5)	Lanvin Group Heritage II Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a direct wholly-owned subsidiary of PubCo (“Merger Sub 2”)

SPAC, the Company, PubCo, Merger Sub 1 and Merger Sub 2 are hereinafter referred to as the “Parties” and each a “Party”. Capitalized terms not defined in this Amendment shall have the meaning ascribed to it in the Business Combination Agreement.

RECITALS

WHEREAS, the Parties entered into a Business Combination Agreement, dated March 23, 2022, as amended by the Amendment No. 1 to Business Combination Agreement, dated October 17, 2022 (as may be further amended, supplemented, modified and varied in accordance with the terms therein from time to time, the “Business Combination Agreement”), pursuant to which the Parties intend to effect a business combination transaction on the terms and subject to the conditions set forth therein;

WHEREAS, Section 11.10 of the Business Combination Agreement provided that the Business Combination Agreement shall not be amended or modified in whole or in part prior to the Initial Merger Effective Time except by a duly authorized agreement in writing executed by all the Parties; and

WHEREAS, the Parties wish to amend the Business Combination Agreement as provided herein in accordance with Section 11.10 thereof.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter contained, and intending to be legally bound, the Parties hereby agree as follows:

Section 1. Amendments.

(a) The following definition in Section 1.1 of the Business Combination Agreement is hereby amended to read in its entirety as follows:

“‘Company Shares’ means collectively, the Company Ordinary Shares, the Company Non-Voting Ordinary Shares, the Company Collateral Share and the Company Preferred Shares.”

(b) Section 1.1 of the Business Combination Agreement is hereby amended and supplemented by adding the following definitions:

“‘Company Collateral Share’ means preferred collateral share of the Company, par value EUR0.0001 per share, as defined in the Company Articles.

‘PubCo Non-Voting Ordinary Shares’ means, upon the completion of the PubCo Share Sub-division and Redesignation, non-voting ordinary shares of PubCo of a par value US$0.000001 each.

‘PubCo Convertible Preference Share’ means, upon the completion of the PubCo Share Sub-division and Redesignation, convertible preference share of PubCo of a par value US$0.000001 each.”

(c) Section 2.1(a) of the Business Combination Agreement is hereby amended to read in its entirety as follows:

“(a) PubCo Share Sub-division and Redesignation. PubCo shall effect (i) a share sub-division such that each authorized, issued and unissued share of PubCo of a par value of US$1.00 is sub-divided on a 1,000,000:1 basis into 1,000,000 shares of PubCo of a par value US$0.000001 each and (ii) a re-designation of shares such that the authorized share capital of PubCo is US$50,000 divided into 49,984,999,999 PubCo Ordinary Shares with a par value of US$0.000001 each, 15,000,000 PubCo Non-Voting Ordinary Shares with a par value of US$0.000001 each and one (1) PubCo Convertible Preference Share with a par value of US$0.000001 each ((i) and (ii) collectively, the ‘PubCo Share Sub-division and Redesignation’).”

(d) All references to “PubCo Share Sub-division” in the Business Combination Agreement are hereby amended and replaced by “PubCo Share Sub-division and Redesignation”.

(e) Section 2.3(f) of the Business Combination Agreement is hereby amended and supplemented by adding the following at the end of such sub-section:

“(iv) Company Collateral Share. The Company Collateral Share issued and outstanding immediately prior to the Second Merger Effective Time shall automatically be cancelled in exchange for the right to receive one (1) newly issued PubCo Convertible Preference Share, and shall no longer be outstanding and be cancelled and cease to exist by virtue of the Second Merger. As of the Second Merger Effective Time, the holder of the Company Collateral Share shall cease to have any other rights in and to the Company or the Surviving Company.”

(f) Exhibit I of the Business Combination Agreement is hereby amended to read in its entirety in the form of the amended and restated memorandum and articles of association of PubCo attached hereto as Exhibit A.

(g) Exhibit B to this Amendment is hereby added to the Business Combination Agreement as Exhibit K thereto, and Section 9.2 of the Business Combination Agreement is hereby amended and supplemented by adding the following at the end of such section:

“(d) the Company shall have delivered to SPAC an undertaking in the form attached hereto as Exhibit K (or such other form acceptable to SPAC), dated as of the date of the Closing and duly executed by Fosun International and each of the other parties thereto.”

Section 2. No Other Amendment. The Parties hereby confirm that, except as expressly set forth herein, the terms and conditions of the Business Combination Agreement shall not be or be deemed to be amended, modified or waived by this Amendment and shall continue in full force and effect. All references to the “Agreement” or the “Business Combination Agreement” in the Business Combination Agreement and any other Transaction Document shall be deemed to mean the Business Combination Agreement, as amended by this Amendment.

Section 3. Miscellaneous. Sections 11.3 to 11.6 and Sections 11.8 to 11.17 of the Business Combination Agreement are incorporated herein by reference; provided that, in each case, reference to “this Agreement” therein shall mean this Amendment.

Section 4. Effectiveness. This Amendment shall become effective immediately on the date hereof.

Section 5. Governing Law; Arbitration.

(a) This Amendment, and any claim or cause of action hereunder based upon, arising out of or related to this Amendment (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Amendment, shall be governed by and construed in accordance with the Laws of Hong Kong, without giving effect to the principles of conflicts of laws that would otherwise require the application of the Laws of any other jurisdiction.

(b) All disputes arising out of or in connection with this Amendment shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the Parties irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

Section 6. Transaction Document. This Amendment shall constitute a Transaction Document for purposes of the Business Combination Agreement and each other Transaction Document.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first written above.

PRIMAVERA CAPITAL ACQUISITION CORPORATION

By:	/s/ Tong Chen
	Name:	Tong Chen
	Title:	Director

[Heritage – Signature Page to Amendment No. 2 to Business Combination Agreement]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as a deed as of the date first written above.

LANVIN GROUP HOLDINGS LIMITED 复朗集团

By:	/s/ Yun CHENG
	Name:	Yun CHENG
	Title:	Director

LANVIN GROUP HERITAGE I LIMITED

By:	/s/ Yun CHENG
	Name:	Yun CHENG
	Title:	Director

LANVIN GROUP HERITAGE II LIMITED

By:	/s/ Yun CHENG
	Name:	Yun CHENG
	Title:	Director

[Heritage – Signature Page to Amendment No. 2 to Business Combination Agreement]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as a deed as of the date first written above.

FOSUN FASHION GROUP (CAYMAN) LIMITED

By:	/s/ Yun CHENG
	Name:	Yun CHENG
	Title:	Director

[Heritage – Signature Page to Amendment No. 2 to Business Combination Agreement]